Exhibit 8.1

January 23, 2006

Foster Wheeler Ltd.
Perryville Corporate Park
Clinton, New Jersey 08809-4000

Ladies and Gentlemen:

     We have acted as counsel to Foster Wheeler Ltd., a Bermuda corporation (the “Company”), in connection with the Form S-3 Registration Statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer by the Company of up to 9,893,037 common shares upon the exercise of up to 4,114,517 of the Company’s Class A warrants and 35,180,454 of the Company’s Class B warrants, upon the terms and subject to the conditions described in the Registration Statement.

     It is our opinion that the discussion set forth in the section entitled "U.S. Federal Income Tax Considerations" in the Registration Statement, subject to the qualifications and assumptions stated therein, insofar as such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

      This opinion is rendered only to you, and is solely for your use in connection with the Company’s filing of the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, and provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ King & Spalding LLP